UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 8, 2019
(Date of earliest event reported: April 3, 2019)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Election of Directors; Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director.  On April 3, 2019, the Board of Directors of Revlon, Inc. (“Revlon”) elected Ambassador Nicole A. Avant as a director of Revlon, effective immediately. With this election, Revlon’s Board of Directors is comprised of 13 members, 7 of whom constitute independent Directors under applicable NYSE and SEC standards.

Ambassador Avant (50) served as U.S. Ambassador to The Bahamas from 2009 to 2011. From 1998 to 2016, Ambassador Avant served on the Board of Directors of Best Buddies International, a non-profit organization dedicated to creating opportunities for people with intellectual and developmental disabilities. Other than her election to Revlon’s Board, during the past 5 years Ambassador Avant has not served on the board of directors of any company that was required to file reports pursuant to the Securities Exchange Act of 1934, as amended, or was a registered investment company under the Investment Company Act of 1940, as amended. Ambassador Avant is not a party to any arrangement or understanding that would require disclosure under Item 5.02 of the Current Report on Form 8-K, nor any of the transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

April 8, 2019